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                                                                    EXHIBIT 23.1


                        CONSENT OF KPMG PEAT MARWICK LLP
                        --------------------------------


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:


We consent to the use of our reports related to the consolidated financial statements and schedule of Bradley Operating Limited Partnership and Predecessor Business and Subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 contained in the Operating Partnership's Form 10/A-3 Registration Statement, the consolidated financial statements and schedule of Bradley Real Estate, Inc. as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 contained in the Company's Annual Report on Form 10-K, and the combined statement of revenues and certain expenses of the Acquisition Properties (as defined) for the year ended December 31, 1996 contained in the Operating Partnership's Form 10/A-3 Registration Statement incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in this Amendment No. 3 to Form S-3 Registration Statement.




                                                /s/ KPMG Peat Marwick LLP



Chicago, Illinois
November 18, 1997